Exhibit 99.1

First Eagle Alternative Capital BDC Reports First Quarter 2022

Financial Results and Declares a Dividend of $0.10 Per Share

BOSTON – May 9, 2022 – First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) (“First Eagle Alternative Capital BDC” or the “Company”), a direct lender to middle market companies, today announced financial results for its first fiscal quarter ended March 31, 2022. Additionally, the Company announced that its Board of Directors (the “Board”) has declared a second fiscal quarter 2022 dividend of $0.10 per share payable on June 30, 2022, to stockholders of record as of June 15, 2022.

HIGHLIGHTS

($ in millions, except per share amounts)
	As of March 31, 2022
Portfolio results
Total assets	$418.3
Investment portfolio, at fair value	$400.7
Net assets	$183.3
Net asset value per share	$6.12
Weighted average yield on investments	6.5%

	Quarter ended March 31, 2022	Quarter ended March 31, 2021
Portfolio activity
Total portfolio investments made, at par	$19.8	$25.6
Total portfolio investments made, at cost	$19.5	$25.2
Number of new portfolio investments	1	6
Number of portfolio investments at end of period	77	54
Operating results
Total investment income	$7.4	$7.2
Net investment income	$2.9	$3.3
Net (decrease) increase in net assets from operations	($4.0)	$9.5
Net investment income per share	$0.10	$0.11
Dividends declared per share	$0.10	$0.10

PORTFOLIO AND INVESTMENT ACTIVITY

In the first quarter, the Company closed on one new investment of $2.3 million at par and an additional $17.5 million at par in follow-on investments, including delayed draw and revolver fundings.

Notable new investments during the first quarter at par were:

•	$2.3 million first lien senior secured term loan in Lighthouse Behavioral Health Solutions, LLC.

There were no notable realizations for the quarter.

As of March 31, 2022, these transactions, coupled with changes in net unrealized depreciation on the portfolio during the quarter, bring the total fair value of First Eagle Alternative BDC’s investment portfolio to $400.7 million across 77 portfolio investments. The Company’s investment portfolio by investment type at fair value is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$312.6	78.0%
Investment in Logan JV	71.6	17.9%
Second lien debt	11.4	2.9%
Investments in funds	3.0	0.7%
Equity investments	2.1	0.5%

Total investments	$400.7	100.0%

As of March 31, 2022, the weighted average yield of the debt and income-producing securities, including the Logan JV, LLC (the “Logan JV”), in the investment portfolio at their current cost basis was 6.5 percent. As of March 31, 2022, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $21.0 million and fair value of $8.2 million, or 4.5 percent and 2.0 percent of the portfolio’s amortized cost and fair value, respectively. As of March 31, 2022, 96 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, or the Secured Overnight Financing Rate, or SOFR, some of which may be subject to interest rate floors.

This compares to the portfolio as of December 31, 2021, which had a fair value of $392.1 million across 76 portfolio investments. First Eagle Alternative Capital BDC’s investment portfolio by investment type at fair value as of December 31, 2021 is presented below ($ in millions):

Description	Fair Value	Percentage of Total
First lien senior secured debt	$299.6	76.4%
Investment in Logan JV	72.8	18.6%
Second lien debt	12.9	3.3%
Investments in funds	3.7	0.9%
Equity investments	3.1	0.8%

Total investments	$392.1	100.0%

As of December 31, 2021, the weighted average yield of the debt and income-producing securities, including the Company’s investment in Logan JV, LLC (the “Logan JV”), in the investment portfolio at their cost basis was 6.5 percent. As of December 31, 2021, First Eagle Alternative Capital BDC had loans on non-accrual status with an aggregate amortized cost of $19.7 million and fair value of $9.1 million, or 4.4 percent and 2.3 percent of the portfolio’s amortized cost and fair value, respectively. As of December 31, 2021, 96 percent of the Company’s income-producing debt investments bore interest based on floating rates, such as the London Interbank Offered Rate, or LIBOR, some of which may be subject to interest rate floors.

RESULTS OF OPERATIONS

Investment income

A breakdown of investment income for the three months ended March 31, 2022 and 2021 is presented below ($ in millions):

	Three months ended March 31,
	2022	2021
Interest income on debt securities
Cash interest	$5.2	$4.9
PIK interest	0.1	0.1
Prepayment premiums	—	0.1
Net accretion of discounts and other fees	0.2	0.3

Total interest on debt securities	5.5	5.4
Dividend income	1.7	1.6
Other income	0.2	0.2

Total investment income	$7.4	$7.2

The increase in investment income between periods was primarily due to the expansion of our investment portfolio, as well as higher dividend income from Logan JV. The increase in investment income was partially offset by a decrease in net accretion recognized and prepayment premiums received during the period.

Expenses

A breakdown of expenses for the three months ended March 31, 2022 and 2021 is presented below ($ in millions):

	For the three months ended March 31,
	2022	2021
Expenses
Interest and fees on borrowings	$2.7	$2.8
Base management fees	1.0	0.9
Other expenses	0.9	0.9
Administrator expenses	0.3	0.2

Total expenses	4.9	4.8
Management fee waiver	(0.4)	(0.9)

Total expenses, net of fee waivers	4.5	3.9
Total expenses after taxes	$4.5	$3.9

The increase in expenses between the three month periods was due primarily to a partial waiver of the management fee during the current period compared to a full waiver during the prior period.

Net investment income

Net investment income totaled $2.9 million and $3.3 million for the three months ended March 31, 2022 and 2021, respectively, or $0.10 and $0.11 per share, respectively, based upon 30,011,730 and 30,109,384 weighted average common shares outstanding, respectively.

The decrease in net investment income for the three month periods is primarily attributable to a partial waiver of the management fee during the current period compared to a full waiver during the prior period. The decrease was partially offset by increased interest income due to an expanded investment portfolio.

Net realized gains and losses, net of income tax provision

For the three months ended March 31, 2022, the Company had no significant realizations during the period.

For the three months ended March 31, 2021, the Company recognized a net realized loss on portfolio investments of $3.1 million, primarily related to a $1.9 million realized loss in connection with the write-off of its equity holdings in Alex Toys, LLC and $1.1 million in realized losses in connection with a reduction in the expected proceeds from certain escrows. The realized loss on Alex Toys, LLC was completely offset by the reversal of unrealized depreciation.

Net change in unrealized (depreciation) appreciation on investments

For the three months ended March 31, 2022 and 2021, the Company’s investment portfolio had a net change in unrealized (depreciation) appreciation of ($7.2) million and $9.7 million, respectively.

The net change in unrealized depreciation on investments was primarily the result of the performance of certain portfolio investments, including Logan JV, Loadmaster Derrick, Wheels Up, Matilda Jane, and Aurotech.

Change in net assets resulting from operations

The net (decrease) increase in net assets resulting from operations totaled ($4.0) million and $9.5 million, or ($0.13) and $0.32 per share based upon 30,011,730 and 30,109,384 weighted average common shares outstanding, for the three months ended March 31, 2022 and 2021, respectively.

The change in net assets from operations between the three month periods is due primarily to significant unrealized gains recognized in the three month period ended March 31, 2021, and unrealized losses on investments in the three month period ended March 31, 2022.

FINANCIAL CONDITION, INCLUDING LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2022, the Company had cash of $6.1 million.

As of March 31, 2022, the Company had $233.1 million in outstanding borrowings, which comprised $121.5 million outstanding on the revolving credit facility and $111.6 million of notes payable outstanding. As of March 31, 2022, borrowings outstanding had a weighted average interest rate of 3.97 percent. For the three months ended March 31, 2022, the Company borrowed $19.4 million and repaid $12.0 million under the revolving credit facility.

For the three months ended March 31, 2022, the Company’s operating activities used cash of ($13.2) million primarily in connection with the purchase and sale of portfolio investments. Financing activities provided $7.4 million net borrowings of on the credit facility, and used $3.0 million for distributions to stockholders, $0.9 million for the payment of financing costs, and $0.5 million for the repurchase of common stock.

For the three months ended March 31, 2021, the Company’s operating activities provided cash of $0.2 million primarily in connection with the purchase and sale of portfolio investments. Financing activities provided $8.5 million from net borrowings on the credit facility and used $3.0 million for distributions to stockholders and $0.1 million for the payment of financing costs.

RECENT DEVELOPMENTS

From April 1, 2022 through May 9, 2022, First Eagle Alternative Credit BDC made follow-on investments, including revolver and delayed draw fundings, totaling $8.8 million at a combined weighted average yield based upon cost at time of investment of 6.4%.

In early April 2022, Aurotech, LLC entered into a purchase agreement to sell its common shares. The proceeds of the sale (which includes cash and amounts placed in escrow) were used to pay off and terminate the outstanding credit agreement. The Company realized a loss of approximately $1.8 million as a result of the transaction. This amount was fully offset by a reversal of the unrealized loss recognized on the investment.

On April 19, 2022, Logan JV closed on a $300.6 million LJV I MM CLO LLC (the “CLO”) with a 3-year reinvestment period. Logan JV will retain $36.6 million of the Subordinated Notes and $21.5 million of the Class E Notes issued by the CLO, and the CLO became a wholly-owned subsidiary of Logan JV. Contemporaneously with the close of the CLO, Logan JV SPV was merged into the CLO. Proceeds from the CLO were used to pay off the amounts outstanding under the Logan JV Credit Facility, and the Logan JV Credit Facility was terminated. In connection with the closing of the CLO, it is anticipated that there will be certain one-time costs associated with the refinancing that will reduce the distribution from Logan JV to the Company. Therefore, to partially offset the impact from these one-time charges at the Logan JV, the Adviser voluntarily has agreed to waive the management fee for the second quarter related to the Company up to such amount as is required to maintain at least a 10 cents per share net investment income for such quarter. Such waived amounts will not be subject to recoupment by the Adviser.

On May 5, 2022, the Company approved a proposal from the Advisor to irrevocably waive $0.4 million of the base management fee earned for the three month period ended March 31, 2022.

On May 5, 2022, the Board declared a dividend of $0.10 per share payable on June 30, 2022 to stockholders of record at the close of business on June 15, 2022.

On May 5, 2022, the Board extended the expiration date of the Company’s $10 million stock repurchase program, and stock trading plan to May 6, 2023. The stock repurchase program may be modified, suspended or terminated at any time for any reason without prior notice. We plan to retire all shares of common stock that we purchase in the future in connection with the program.

On May 5, 2022, the Investment Management Agreement was re-approved by the Board, including a majority of the Company’s directors who are not interested persons of the Company.

On May 5, 2022, we irrevocably waived $400 of the base management fee earned for the three month period ended March 31, 2022.

CONFERENCE CALL

First Eagle Alternative Capital BDC will host a conference call to discuss these results and its business outlook on May 10, 2022, at 9:30 a.m. Eastern Time.

For those wishing to participate by telephone, please dial (877) 375-9141 (domestic) or (253) 237-1151 (international). Use passcode 4368367. The Company will also broadcast the conference call live via the Investor Relations section of its website at www.FEACBDC.com. Starting approximately two hours after the conclusion of the call, a replay will be available through May 20, 2022, by dialing (855) 859-2056 (domestic) or (404) 537-3406 (international) and entering passcode 4368367. The replay will also be available on the Company’s website.

AVAILABLE INFORMATION

First Eagle Alternative Capital BDC’s filings with the Securities and Exchange Commission, press releases, earnings releases, investor presentation and other financial information are available on its website at www.FEACBDC.com.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

(in thousands, except per share data)

	March 31, 2022 (unaudited)	December 31, 2021
Assets:
Investments at fair value:
Non-controlled, non-affiliated investments (cost of $312,012 and $297,497, respectively)	$305,013	$294,807
Controlled investments (cost of $150,989 and $149,664, respectively)	95,685	97,272
Non-controlled, affiliated investments (cost of $1 and $1, respectively)	—	—
Cash	6,099	16,276
Escrows and other receivables	1,392	1,566
Interest, dividends, and fees receivable	4,150	3,265
Deferred tax assets	2,359	2,261
Deferred financing costs	2,271	1,496
Prepaid expenses and other assets	1,274	769
Due from affiliate	59	49

Total assets	$418,302	$417,761

Liabilities:
Loans payable	$121,500	$114,100
Notes payable ($111,600 and $111,600 face amounts, respectively, reported net of deferred financing costs of $2,658 and $2,807, respectively)	108,942	108,793
Accrued expenses and other liabilities	1,010	1,033
Deferred tax liability	1,354	1,556
Base management fees payable	629	1,063
Due to affiliate	1,188	116
Accrued interest and fees	274	276
Accrued administrator expenses	155	118

Total liabilities	$235,052	$227,055

Net Assets:
Common stock, par value $.001 per share, 100,000 common shares authorized, 29,964 and 30,076 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	30	30
Paid-in capital in excess of par	417,721	418,227
Accumulated deficit	(234,501)	(227,551)

Total net assets	$183,250	$190,706

Total liabilities and net assets	$418,302	$417,761

Net asset value per share attributable to First Eagle Alternative Capital BDC, Inc.	$6.12	$6.34

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	For the three months ended March 31,
	2022	2021
Investment Income:
From non-controlled, non-affiliated investments:
Cash interest income	$5,221	$5,113
PIK interest income	54	123
Other income	222	155
From non-controlled, affiliated investments:
Other income	8	41
From controlled investments:
Cash interest income	199	188
Dividend income	1,680	1,568

Total investment income	7,384	7,188
Expenses:
Interest and fees on borrowings	2,376	2,366
Base management fees	1,029	879
Administrator expenses	295	221
Other general and administrative expenses	285	299
Amortization of deferred financing costs	286	408
Professional fees	395	416
Directors’ fees	169	169

Total expenses	4,835	4,758
Management fee waiver	(400)	(879)

Total expenses, net of fee waivers	4,435	3,879
Income tax provision, excise and other taxes	25	26

Net investment income	2,924	3,283
Realized Gain (Loss) and Change in Unrealized (Depreciation) Appreciation on Investments:
Net realized gain (loss) on investments:
Non-controlled, non-affiliated investments	44	(3,144)

Net realized gain (loss) on investments	44	(3,144)

Net change in unrealized (depreciation) appreciation on investments:
Non-controlled, non-affiliated investments	(4,308)	5,594
Controlled investments	(2,911)	4,087

Net change in unrealized (depreciation) appreciation on investments	(7,219)	9,681

Net realized and unrealized (loss) gain from investments	(7,175)	6,537
Benefit for taxes on unrealized loss on investments	300	(331)

Net (decrease) increase in net assets resulting from operations	$(3,951)	$9,489

Net investment income per common share:
Basic and diluted	$0.10	$0.11
Net (decrease) increase in net assets resulting from operations per common share:
Basic and diluted	$(0.13)	$0.32
Weighted average shares of common stock outstanding:
Basic and diluted	30,012	30,109

About First Eagle Alternative Capital BDC, Inc.

First Eagle Alternative Capital BDC, Inc. (NASDAQ: FCRD) is a closed-end management investment company that has elected to be treated as a business development company under the 1940 Act. The Company’s investment objective is to generate both current income and capital appreciation, primarily through investments in privately negotiated debt and equity securities of middle market companies. The Company is a direct lender to middle market companies and invests primarily in directly originated first lien senior secured loans, including unitranche investments. In certain instances, the Company also makes second lien secured loans and subordinated or mezzanine, debt investments, which may include an associated equity component such as warrants, preferred stock or other similar securities and direct equity co-investments. The Company targets investments primarily in middle market companies with annual EBITDA generally between $5 million and $25 million. The Company is headquartered in Boston, with additional origination teams in Chicago, Dallas, Los Angeles and New York. The Company’s investment activities are managed by First Eagle Alternative Credit, LLC (the “Advisor” or the “Adviser”), an investment adviser registered under the Investment Advisers Act of 1940. For more information, please visit www.feac.com.

Forward-Looking Statements

Statements made in this press release may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect various assumptions by the Company concerning anticipated results and are not guarantees of future performance. These statements can be identified by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” ”should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements include but are not limited to, projected financial performance, expected development of the business, anticipated share repurchases or lack thereof, plans and expectations about future investments, plans and expectations concerning future offerings by the Company, including any tender offers, anticipated dividends and the future liquidity of the company. The accuracy of such statements involves known and unknown risks, uncertainties and other factors that, in some ways, are beyond management’s control, including the risk factors described from time to time in filings by the Company with the Securities and Exchange Commission (the “SEC”). Such factors include: the introduction, withdrawal, success and timing of business initiatives and strategies; changes in political, economic or industry conditions, the impact of COVID-19 and the availability of effective vaccines, the interest rate environment or financial and capital markets, which could result in changes in the value of our assets; the relative and absolute investment performance and operations of our investment adviser; the impact of increased competition; the impact of future acquisitions and divestitures; the unfavorable resolution of legal proceedings; our business prospects and the prospects of our portfolio companies; the impact, extent and timing of technological changes and the adequacy of intellectual property protection; the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to us or the Advisor; the ability of the Advisor to identify suitable investments for us and to monitor and administer our investments; our contractual arrangements and relationships with third parties; any future financings by us; the ability of the Advisor to attract and retain highly talented professionals; fluctuations in foreign currency exchange rates; the impact of changes to tax legislation and, generally, our tax position; our ability to exit a control investment in a timely manner; and the ability to fund Logan JV’s unfunded commitments to the extent approved by each member of the Logan JV investment committee.

The Company undertakes no duty to update any forward-looking statements made herein. All forward-looking statements speak only as of the date of this press release.

Additional Information and Where to Find It

This press release is for informational purposes only, is not a recommendation to buy or sell any securities of First Eagle Alternative Capital BDC, Inc., and does not constitute an offer to buy or the solicitation to sell any securities of First Eagle Alternative Capital BDC, Inc.

Investor Contact:

First Eagle Alternative Credit, LLC

Leigh Crosby

(212) 829-3105

Leigh.Crosby@firsteagle.com

Media Contact:

Stanton Public Relations and Marketing, LLC

Charlyn Lusk

(646) 502-3549

clusk@stantonprm.com